Exhibit 99.1

        National Beverage Corp. Unleashes New Energy Beverage ``Rip It''

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 13, 2004--National Beverage Corp. (AMEX:FIZ) has introduced a potent energy fuel for anyone looking for that extra 'boost'. Rip It and Rip It Lite energy fuels provide refreshing flavor with a wonderful tingle of extra energy.
     "Features that set Rip It apart from other energy drinks are the large 16-oz can and the great-tasting Passionfruit flavor," stated a Company spokesperson.
     "Also our Rip It Lite is one of the few zero-calorie, zero-carb and zero-guilt introductions to the fast-growing energy segment. Our innovative research and development team did an exceptional job as they focused full attention on the 'hip' consumer who demands... only the very best," continued the Company spokesperson.
     The Company plans a major rollout across the U.S. as national retailers begin deliveries in early September. Other regional retailers also will expect shipments at that time.
     "Rip It, Sip It or Dip It...no matter which...the exhilaration of our passion-fueled energy drink will spark your igniters and make you glow," concluded the Company spokesperson.
     National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R) and LaCroix(R).

     Fun & Flavor...the National Beverage Way

     Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

     CONTACT: National Beverage Corp., Fort Lauderdale
              Grace A. Keene, 954/581-0922